                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                          --------------------

                               FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT
               Filed pursuant to Section 12, 13 or 15(d) of
                   THE SECURITIES EXCHANGE ACT OF 1934

                        Commission File No. 1-1511

                         FEDERAL-MOGUL CORPORATION
          (Exact name of registrant as specified in its charter)

                             AMENDMENT NO. 2

     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated November 10, 1993 on Form 8-K, as previously amended by Form 8-K/A dated December 3, 1993 as set forth in the pages attached hereto.

     Item 7(a) is amended to amend the Financial Statements of the Business Acquired with respect to the business of Sealed Power
Corporation and Sealed Power Corporation of Canada, Ltd. ("SPR") acquired by the Registrant from SPX Corporation ("SPX").

     Item 7(b) is refiled with the Pro Forma Financial Statements for the Registrant and SPR.

     Item 7(c) is amended to add the Consent of Independent Public Accountants as Exhibit 24-1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   FEDERAL-MOGUL CORPORATION

                                   By: (James B. Carano)
                                      --------------------------------
                                      JAMES B. CARANO
                                      Vice President and Controller


Dated as of February 11, 1994

Item 7(a) - Financial Statements of the Business Acquired.
- ----------------------------------------------------------


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To SPX Corporation:

We have audited the accompanying combined statement of assets and liabilities of the Sealed Power Corporation and Sealed Power of Canada Ltd. (the "Business"), as of December 31, 1992 and 1991, and the related combined statements of revenue and expenses and changes in equity and cash flows for each of the two years in the period ended December 31, 1992. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

These statements have been prepared for the purpose of complying with the rules and regulations for filing with the Securities and Exchange Commission pursuant to the Agreement of Purchase and Sale described in Note 1, between SPX Corporation and Federal-Mogul Corporation dated as of September 15, 1993, and is not intended to be a complete presentation of the Business' assets, liabilities, equity, revenues, expenses and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of the Business as of December 31, 1992 and 1991, and the revenues and expenses and changes in equity and their cash flows for each of the two years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

As discussed in Note 4 to the combined financial statements, effective January 1, 1992, the Business changed its method of accounting for post retirement benefits other than pensions.

                                              ARTHUR ANDERSEN & CO.
                                              (Arthur Andersen & Co.)

Chicago, Illinois
October 29, 1993


                      SEALED POWER CORPORATION AND
                SEALED POWER CORPORATION OF CANADA, LTD.

             COMBINED STATEMENT OF ASSETS AND LIABILITIES

                                                                 December 31
                                                                 -----------
                                                             1992         1991
                                                             ----         ----
                                                               (in thousands)
CURRENT ASSETS:
  Cash and temporary cash investments                       $     72   $    293
  Receivables, less reserves of $939 in 1992 and
     $2,049 in 1991 (Note 5)                                   1,909      6,496
  Inventories (Note 2                                         51,342     54,290
  Prepaid and other current assets                               537        638
                                                            --------   --------
    Total current assets                                    $ 53,860   $ 61,717

PROPERTY, PLANT, & EQUIPMENT, at cost (Notes 2 and 5)       $ 27,851   $ 27,151
  Less: Accumulated depreciation                              10,919     10,493
                                                            --------   --------
Net property, plant, and equipment                          $ 16,932   $ 16,658

OTHER ASSETS                                                   3,877      4,510

COSTS IN EXCESS OF NET ASSETS OF BUSINESSES
  ACQUIRED (Note 2)                                            1,594      1,822
                                                            --------   --------
                                                            $ 76,263   $ 84,707
                                                            ========   ========
CURRENT LIABILITIES:
  Accounts payable (Note 7)                                 $ 14,559   $  8,922
  Accrued liabilities                                          8,816      7,769
  Capital lease obligation (Note 5)                               75        767
  Income taxes payable (Note 3)                                  404        313
                                                            --------   --------
    Total current liabilities                               $ 23,854   $ 17,771

LONG-TERM LIABILITIES (Note 4)                                 5,210          -

LONG-TERM CAPITAL LEASE OBLIGATIONS (Note 5)                   3,723      4,498

COMMITMENTS AND CONTINGENCIES (Note 5)                             -          -

EQUITY (Note 6):
  Business Equity                                           $ 43,953   $ 62,207
  Cumulative translation adjustments                            (477)       231
                                                            --------   --------
    Total equity                                            $ 43,476   $ 62,438
                                                            --------   --------
                                                            $ 76,263   $ 84,707
                                                            ========   ========

    The accompanying notes are an integral part of these statements.


                         SEALED POWER CORPORATION AND
                   SEALED POWER CORPORATION OF CANADA, LTD.

                COMBINED STATEMENTS OF REVENUES AND EXPENSES
                            AND CHANGES IN EQUITY

                                                  Years Ended December 31
                                                  -----------------------
                                                     1992         1991
                                                     ----         ----
                                                       (In thousands)
NET REVENUES                                      $163,236      $155,251

COSTS AND EXPENSES:
  Cost of products sold                            104,803       100,713
  Selling, distribution, and administrative
    expenses                                        46,528        44,145
  Interest expense, net                                474           482
  Other (income) expense, net (Note 5)               1,959           787
                                                  --------      --------
                                                  $153,764      $146,127
                                                  --------      --------
REVENUES OVER EXPENSES BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  METHOD                                          $  9,472      $  9,124

PROVISION FOR INCOME TAXES (Note 3)                  3,488         3,304
                                                  --------      --------
REVENUES OVER EXPENSES BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING METHOD                  $  5,985      $  5,820

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  METHOD, NET OF TAXES (Note 4)                   $  3,242      $      -
                                                  --------      --------
REVENUES OVER EXPENSES                            $  2,743      $  5,820

EQUITY AT BEGINNING OF YEAR                         62,438        88,849

PAYMENTS TO SPX CORPORATION                        (20,997)      (32,236)

TRANSLATION ADJUSTMENTS                               (708)            5
                                                  --------      --------
EQUITY AT END OF YEAR                             $ 43,476      $ 62,438
                                                  ========      ========

    The accompanying notes are an integral part of these statements.


                             SEALED POWER CORPORATION AND
                       SEALED POWER CORPORATION OF CANADA, LTD.

                           COMBINED STATEMENTS OF CASH FLOWS

                                                     Years Ended December 31
                                                     -----------------------
                                                         1992        1991
                                                         ----        ----
                                                          (In thousands)
Cash flows from operating activities:
Revenues over expenses from operating activities        $  2,743    $  5,820
Adjustments to reconcile revenues over expenses to
  net cash provided by operating activities -
    Cumulative effect of change in accounting method       3,242           -
    Depreciation and amortization                          3,299       2,453
    Decrease in receivables                                4,587      11,811
    Decrease in inventories                                2,948       9,894
    Decrease in prepaid and other current assets             101         127
    Decrease in long term assets                             633       2,748
    Increase (decrease) in accounts payable                5,637      (2,212)
    Increase in accrued liabilities                        1,047       2,366
    Increase (decrease) in income taxes payable               91         (77)
    Increase in long term liabilities                        298           -
    Other, net                                             1,375         176
                                                        --------    --------

Net cash provided by operating activities               $ 26,001    $ 33,106
                                                        --------    --------
Cash flows from investing activities:
Capital expenditures                                    $ (3,758)   $ (2,141)
                                                        --------    --------
Cash flows from financing activities:
Payments to SPX Corporation                             $(20,997)   $(32,236)
Net borrowings (payments) of capital lease
 obligation                                               (1,467)      1,341
                                                        --------    --------
Net cash from financing activities                      $(22,464)   $(30,895)
                                                        --------    --------

Net change in cash and temporary cash investments       $   (221)   $     70
Cash and temporary cash investments, beginning of
  period                                                     293         223
                                                        --------    --------
Cash and temporary cash investments, end of period      $     72    $    293
                                                        ========    ========

     The accompanying notes are an integral part of these statements.


                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                            NOTES TO COMBINED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1992


(1) BASIS OF COMBINATION AND SUBSEQUENT SALE

The combined financial statements include the accounts of Sealed Power Corporation, a wholly owned U.S. subsidiary of SPX Corporation ("SPX") and Sealed Power Corporation of Canada, Ltd., a wholly owned Canadian subsidiary of SPX, and are stated on the basis of historical cost. These combined statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Form 8-K filing.

These operations, herein together referred to as the "business", represent SPX's operations that market and distribute replacement engine and under vehicle parts in the United States and Canada. Operating results as presented do not include any costs associated with financing of these operations nor charges for certain administrative and management functions provided centrally by SPX. As such, these statements may not necessarily reflect the combined income that would have resulted if the business had been conducted on an independent basis.

On October 25, 1993, SPX sold the business to Federal-Mogul Corporation as of the close of business on October 22, 1993.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and financial policies which affect significant elements of the combined financial statements of the business and which are not apparent on the face of the statements, or in other notes to the combined financial statements, are described below.

A.  Principles of Combination

The combined financial statements include the accounts of the business after the elimination of all significant intercompany accounts and transactions between Sealed Power Corporation and Sealed Power Corporation of Canada, Ltd.

Assets and liabilities of the business' Canadian operations are translated into U.S. dollars at the current rate of exchange, while revenues and expenses are translated at the average exchange rate during the year. Adjustments from translating Canadian operations financial statements are excluded from the Combined Statement of Revenues and Expenses and are reported as a component of Equity.

B.  Inventories

Inventories are stated at the lower of cost or market. Domestic inventories, amounting to $47,942,000 and $50,988,000 at December 31, 1992 and 1991, respectively, are based on the last-in, first-out (LIFO) method. Such inventories, if priced on the first-in, first-out (FIFO) method, would have been approximately $22,784,000 and $23,809,000 greater at December 31, 1992 and 1991, respectively. During 1992 and 1991, certain inventory quantities were reduced resulting in liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years. The effect was to increase net income by $1,423,000 in 1992 and by $122,000 in 1991. Canadian inventories are based on FIFO costs.


                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992


The components of inventory at year-end were as follows:

                                                      1992           1991
                                                      ----           ----
                                                         (In thousands)
    Finished products                                $50,457       $53,601
    Packaging supplies                                   885           689
                                                     -------       -------
                                                     $51,342       $54,290
                                                     =======       =======

C.  Property, Plant, & Equipment

The business uses principally the straight-line method for computing depreciation expense over the useful lives of the property, plant, and equipment.

Asset additions and improvements are added to the property accounts while maintenance and repairs, which do not renew or extend the lives of the respective assets, are expensed currently. Upon sale or retirement of depreciable properties, the related cost and accumulated depreciation are removed from the property accounts. The net gain or loss on disposition of property is reflected in income.



The components of property, plant, and equipment, at cost, at year-end were as follows:
                                                    1992           1991
                                                    ----           ----
                                                       (In thousands)
    Land                                          $   532        $   532
    Buildings                                       8,807          8,796
    Machinery and equipment                        18,134         17,443
    Construction in progress                          378            380
                                                  -------        -------
                                                  $27,851        $27,151
                                                  =======        =======

D.  Costs in Excess of Net Assets of Businesses Acquired

The business amortizes costs in excess of the net assets of businesses acquired on a straight-line method over the estimated periods benefitted, not to exceed 40 years. Such amortization was $228,000 in 1992 and 1991. At December 31, 1992, total costs in excess of net assets of businesses acquired was $2,628,000 and accumulated amortization of costs in excess of net assets of businesses acquired was $1,034,000.

(3) INCOME TAXES

The results of operations of Sealed Power Corporation is reported for Federal income tax purposes in the consolidated U.S. income tax returns of SPX. The results of operations of Sealed Power Canada, Ltd. are reported in individual income tax returns in Canada.

SPX does not have a formal tax sharing agreement with its subsidiaries. Domestic subsidiaries are charged an amount equal to the applicable Federal and state statutory tax rates on pretax book income. All domestic prepaid, deferred and payable tax balances are maintained by SPX. The difference between the effect of statutory rates and the domestic provision (benefit) computed on a separate company basis is borne by SPX.

                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992



In 1992, SPX adopted Statement of Financial Accounting Standards (SFAS) No. 109 - "Accounting for Income Taxes". Under SFAS No. 109, deferred tax balances are stated at tax rates expected to be in effect when taxes are actually paid or recovered. SPX's cumulative effect of adopting SFAS No. 109 in 1992 was a $5 million aftertax benefit. SPX's 1991 financial statements have not been restated to reflect the new accounting method for income taxes. No benefit from adoption was allocated by SPX to the business.


The provision for income taxes consists of the following:

                                                        1992         1991
                                                        ----         ----
                                                          (In thousands)
    U.S. Federal                                       $2,658      $2,620
    State                                                 156         154
    Foreign                                               631         530
                                                       ------      ------
    Total                                              $3,488      $3,305
                                                       ======      ======


(4) EMPLOYEE BENEFIT PLANS

Pension Plans

Substantially all U.S. employees of the business are covered under defined benefit plans of SPX. The hourly and nonexempt employees of the distribution centers and field warehouses are covered under separated pension plans. The other nonexempt salary employees and all management employees participate in the SPX Corporation Pension Plan No. 3. Pension expense for SPX Corporation Pension Plan No. 3, which includes employees from various other SPX entities, and the above mentioned separate plans consisted of:


                                                        1992         1991
                                                        ----         ----
                                                          (In thousands)
    Service cost-benefits earned during the period     $ 1,520     $ 1,364
    Interest cost on projected benefit obligation        3,439       3,285
    Actual gain on assets                               (5,676)     (4,971)
    Net amortization and deferral                         (510)       (360)
                                                       -------     -------
    Net periodic pension benefit                       $(1,227)    $  (682)
                                                       =======     =======


                                                        1992         1991
                                                        ----         ----
      Actuarial assumptions used:

      Discount rates                                   8.25%        8.25%
      Rates of increase in compensation levels         5.5          5.5
      Expected long-term rate of return on assets      9.5          9.5


                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992


The above mentioned pension plans assets consist of equity and fixed income security investments. The following table sets forth the funded status of these plans:

                                                        1992       1991
                                                        ----       ----
                                                          (In thousands)
  Actuarial present value of benefit obligations:
    Vested benefit obligation                        $ 33,030     $ 31,178
                                                     ========     ========
    Accumulated benefit obligation                   $ 36,599     $ 32,400
                                                     ========     ========
    Projected benefit obligation                     $ 43,739     $ 41,967
    Plan assets at fair value                          68,589       65,700
                                                     --------     --------
    Projected benefit obligation less plan assets    $ 24,850     $ 23,733
    Unrecognized net gain                            (13,665)      (13,373)
    Prior service costs not yet recognized in the
      net periodic pension cost                         (664)         (538)
    Unrecognized net asset at January 1, 1996         (1,545)       (1,846)
                                                    --------       --------
    Prepaid pension cost                            $  8,976       $  7,976
                                                    ========       ========

The amount of pension cost (benefit) charged to the business for U.S. employees covered under these plans was $(240,000) in 1992 and $(136,000) in 1991. These amounts were allocated to the business based upon estimated percentages of relative compensation. There were no assets or liabilities of the SPX Corporation Pension Plan No. 3 allocated to the business as of December 31, 1992 and 1991.

The Canadian employees are also covered under a pension plan. The business converted its Defined Benefit Pension Plan to a Defined Contribution Plan ("the Plan") effective December 31, 1990. The Plans provide pension benefits that are primarily based on the employee's years of service. Current pension costs are expensed as funded. Upon conversion of the Plan, an unfunded liability existed for $300,000. This unfunded liability will be funded by the business over a period of 15 years. The business has provided $64,000 and $0 in 1992 and 1991, respectively, towards this liability.

Postretirement Health Care and Life Insurance

Effective January 1, 1992, SPX implemented Statement of Financial Accounting Standards (SFAS) No. 106 - "Employers' Accounting for Postretirement Benefits Other Than Pensions", using the immediate recognition transition option.

SFAS No. 106 requires recognition, during the employees' service with the business, of the cost of their retiree health and life insurance benefits. At January 1, 1992, SPX's accumulated postretirement benefit obligation was $16.8 million and was recorded as a pretax transition obligation. SPX's decrease in net earnings and equity was $10.7 million aftertax. Aside from the one-time effect of the adjustment, adoption of SFAS No. 106 resulted in an incremental $600,000 expense for SPX in 1992. SPX's recorded liability for postretirement health and life benefits was $18.5 million as of December 31, 1992.

                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992


Prior to 1992, SPX recognized postretirement health care and life insurance benefits as expense when claims or premiums were paid. These costs totaled approximately $958,000 in 1991. The following summarizes the 1992 expense for postretirement health and life insurance recognized by SPX
(in thousands):

    Recognition of transition obligation                   $16,829
    Benefit cost for service during the year - net of
      employee contributions                                   315
    Interest cost on accumulated post-retirement benefit
      obligation                                             1,306
                                                           -------
    Postretirement benefit cost                            $18,450
                                                           =======

The actuarial assumptions used to determine 1992 costs and benefit obligation includes a discount rate of 8.25% and an assumed rate of future increase in per capita cost of health care benefits (health care trend rates) of 13% in 1992, decreasing gradually to 6% by the year 2002. Increasing the health care trend rate by one percentage point would increase the accumulated postretirement benefit obligation by $1.3 million and would increase the 1992 postretirement benefit cost by $.1 million.

The liability for and amount of postretirement health and life insurance costs charged to the business in 1992 was as follows (in thousands):

    Recognition of transition obligation                   $ 4,912
    Benefit cost for service during the year - net of
      employee contributions                                   124
    Interest cost on accumulated post-retirement benefit
      obligation                                               442
                                                           -------
    Postretirement benefit cost                            $ 5,478
                                                           =======

These amounts were allocated to the business based upon estimated percentages of relative active and retired employees covered under the benefit plans.

Other

Employees of the U.S. business participate in SPX's Employee Stock Ownership Plan. The business expensed $831,000 in 1992 and $644,000 in 1991 for costs of the plan. Payment for this benefit is made to SPX Corporation in the first quarter of the year subsequent to when the costs were incurred. Accordingly, the business had a liability recorded for this benefit of $831,000 and $644,000 as of December 31, 1992 and 1991, respectively.

The business provides a Retirement Savings Plan for eligible employees. Employees can contribute up to 15% of their earnings with the business matching a portion of the amount up to 6% of their earnings. The business's contribution to this plan was $137,000 in 1992 and $98,000 in 1991.

Certain management employees of the business participate in SPX's Stock Compensation Plan. This plan did not result in an expense to the business in 1992 and 1991.

                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992

By 1994, the business must adopt Statement of Financial Accounting Standards, No. 112, "Employers' Accounting for Postemployment Benefits". The business' preliminary assessment of this statement indicates that it should not have a significant impact on the financial position or expenses of the business.

(5) COMMITMENTS AND CONTINGENT LIABILITIES

The business leases certain offices, warehouses and equipment under lease agreements which expire at various dates through 2009.

Major leased assets, which have been capitalized, include a distribution
center in both 1992 and 1991 and a computer in 1991.   The assets included
in property, plant, and equipment relating to these leases were $4,000,000 and $5,400,000 as of December 31, 1992 and 1991, respectively and the related accumulated depreciation was $700,000 and $500,000 as of December 31, 1992 and 1991.

Future minimum payments, by year and in the aggregate, under the capital lease and noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1992:

                                                Capital         Operating
                                                 Leases           Leases
                                                -------         ---------
                                                     (in thousands)

     1993                                       $  541            $2,335
     1994                                          541             2,040
     1995                                          541             1,868
     1996                                          541             1,065
     1997                                          541               871
    Subsequent to 1997                           6,216             1,549
                                                ------            ------
    Total lease payments                        $8,921            $9,728
                                                                  ======
    Amounts representing interest               (5,123)
                                                ------
    Present value of future minimum lease
      payments                                  $3,798
    Less amounts due in one year                    75
                                                ------
    Long-term capital lease obligation          $3,723
                                                ======

Rentals on operating leases were approximately $2.9 million in 1992 and $2.4 million in 1991.

Certain claims, including suits and complaints arising in the ordinary course of business, have been filed or are pending against the business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the business if disposed of unfavorably. Additionally, the business has insurance to minimize its exposures of this nature.

Since April of 1991, SPX has participated in a three year agreement with a financial institution whereby the business agreed to sell undivided fractional interests in designated pools of domestic trade accounts receivable, in an amount not to exceed $30 million. In order to maintain the balance in the designated pools of trade accounts receivable sold, the

                               SEALED POWER CORPORATION AND
                           SEALED POWER CORPORATION OF CANADA, LTD.
                      NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)
                                   DECEMBER 31, 1992


business sells participating interests in new receivables as existing receivables are collected. At December 31, 1992 and 1991, the business had sold $16.5 million and $25.5 million of trade accounts receivable under this program. Under the terms of this agreement, the business is obligated to pay fees which approximate the purchasers' cost of issuing a like amount in commercial paper plus certain administrative costs. The amount of such fees in 1992 and 1991 were $1,275,000 and $744,000 respectively. These fees are included in other (income) expense, net.

(6) EQUITY



Combined equity at December 31, consists of the following:

                                                      1992          1991
                                                      ----          ----
                                                    (Dollars in thousands)
    Sealed Power Corporation:
      Common Stock:  $.10 par value, authorized
        2,000 shares; issued and outstanding
        2,000 shares                                 $  -          $  -
      Preferred Stock:  no par value, authorized
        1,000 shares; no shares issued and
        outstanding                                     -             -
      Retained Earnings                               23,062        21,301
      Due to SPX Corporation                          12,878        33,873
                                                     -------       -------
                                                     $35,940       $55,174
                                                     -------       -------
    Sealed Power Corporation of Canada, Ltd.:
      Common Stock: C$1 par value, authorized
        50,000 shares; issued and outstanding
        24,000 shares                                $    19       $    21
      Retained Earnings                                7,994         7,013
      Cumulative Translation Adjustment                 (477)          231
                                                     -------       -------
                                                     $ 7,536       $ 7,264
                                                     -------       -------
          Total Equity                               $43,476       $62,438
                                                     =======       =======


(7) RELATED PARTY TRANSACTIONS

The business purchases replacement engine parts, principally piston rings, cylinder sleeves and valve lifters from Sealed Power Technologies, Limited Partnership (49% owned by SPX) at arm's-length prices. Purchases from the partnership during 1992 and 1991 were $27.8 million and $27.0 million. At December 31, 1992 and 1991, the business owed the partnership $.6 million and $.5 million, which is included in accounts payable.

SPX centrally manages certain insurance coverages, employee benefits and Federal and state income taxes for the business. These costs are charged to the business through the intercompany account included in Equity (see
Note 6). In addition, the business' net cash position is managed by SPX's centralized treasury system through the intercompany account.

Sealed Power Corporation and Sealed Power Corporation of Canada, Ltd.


Combined Condensed Financial Statements (Unaudited)

                                                                      Page

Combined Condensed Balance Sheet
  (Unaudited) at September 30, 1993                                    14

Combined Condensed Statement of Earnings
  (Unaudited) Nine Months Ended September 30, 1993 and 1992            15

Combined Condensed Statement of Cash Flows
  (Unaudited) Nine Months Ended September 30, 1993 and 1992            16

Notes to Combined Condensed Financial Statements (Unaudited)           17

                        SEALED POWER CORPORATION AND
                   SEALED POWER CORPORATION OF CANADA, LTD.

        COMBINED CONDENSED STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)


                                                              September 30
                                                              ------------
                                                                  1993
                                                                  ----
                                                             (in thousands)
CURRENT ASSETS:
  Cash and temporary cash investments                           $    465
  Receivables                                                      2,299
  Inventories                                                     41,637
  Prepaid and other current assets                                   519
                                                                --------
     Total current assets                                         44,920

PROPERTY, PLANT, & EQUIPMENT, NET                                 16,265

OTHER ASSETS                                                       3,324

COSTS IN EXCESS OF NET ASSETS OF BUSINESSES
  ACQUIRED                                                         1,423
                                                                 -------

                                                                $ 65,932
                                                                ========
CURRENT LIABILITIES
  Accounts payable                                              $ 12,072
  Accrued liabilities                                              9,861
  Capital lease obligation                                            85
                                                                --------
     Total current liabilities                                    22,018

LONG-TERM LIABILITIES                                              5,200

LONG-TERM CAPITAL LEASE OBLIGATIONS                                3,638

EQUITY                                                            35,076
                                                                --------

                                                                $ 65,932
                                                                ========

See Notes to Unaudited Combined Condensed Financial Statements.

                        SEALED POWER CORPORATION AND
                   SEALED POWER CORPORATION OF CANADA, LTD.

     COMBINED CONDENSED STATEMENTS OF REVENUES AND EXPENSES (UNAUDITED)

                                                           Nine Months Ended
                                                              September 30
                                                           -----------------
                                                           1993         1992
                                                           ----         ----
                                                             (In thousands)

NET REVENUES                                              $129,594    $127,599

COSTS AND EXPENSES:
  Cost of products sold                                     84,987      83,289
  Selling, distribution, and administrative
    expenses                                                35,430      35,287
  Interest expense, net                                        350         356
  Other, net                                                   595       1,251
                                                           -------     -------
                                                           121,362     120,183
                                                           -------     -------
REVENUES OVER EXPENSES BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  METHOD                                                     8,232       7,416

PROVISION FOR INCOME TAXES                                   3,210       2,670
                                                           -------     -------

REVENUES OVER EXPENSES BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING METHOD                             5,022       4,746

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  METHOD, NET OF TAXES                                           -       3,242
                                                           -------     -------
REVENUES OVER EXPENSES                                     $ 5,022     $ 1,504
                                                           =======     =======


See Notes to Unaudited Combined Condensed Financial Statements.


                           SEALED POWER CORPORATION AND
                      SEALED POWER CORPORATION OF CANADA, LTD.

                COMBINED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                          Nine Months Ended
                                                             September 30,
                                                          -----------------
                                                          1993         1992
                                                          ----         ----
                                                            (In thousands)
Cash flows from operating activities:
Revenues over expenses from operating activities        $  5,022     $  1,504
Adjustments to reconcile revenues over expenses to
  net cash provided by operating activities -
    Cumulative effect of change in accounting method          -         3,242
    Depreciation and amortization                         2,932         2,157
    Increase in receivables                                (390)        3,874
    Decrease in inventories                               9,705         5,008
    Decrease (increase) in prepaid and other current
      assets                                                 18            48
    Decrease (increase) in long term assets                 553          (106)
    (Decrease) increase in accounts payable              (2,487)        5,829
    Increase in accrued liabilities                       1,045         1,848
    (Decrease) increase in income taxes payable            (404)          251
    (Decrease) increase in long term liabilities            (10)          922
                                                        -------       -------
Net cash provided by operating activities                15,984        24,577

Cash flows from investing activities:
Capital expenditures                                     (2,094)       (3,923)


Cash flows from financing activities:
Net payments to SPX Corporation                        (13,422)       (20,320)
Payment of capital lease obligation                        (75)          (468)
                                                      --------       --------
Net cash from financing activities                     (13,497)       (20,788)

Net change in cash and temporary cash investments     $    393       $   (134)
Cash and temporary cash investments, beginning of
  period                                                    72            293
                                                      --------       --------
Cash and temporary cash investments, end of period    $    465       $    159
                                                      ========       ========


See Notes to Unaudited Combined Condensed Financial Statements.


             NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


Interim Statements

The combined financial statements include the accounts of Sealed Power Corporation, a wholly owned U.S. subsidiary of SPX Corporation ("SPX") and Sealed Power Corporation of Canada, Ltd., a wholly owned Canadian subsidiary of SPX, herein together referred to as SPR.

The unaudited combined condensed financial statements are based in part on approximations and are subject to adjustments that may develop in connection with an audit of the financial statements; however, in the opinion of management, all adjustments (which consist of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods presented have been included except that the operating results as presented do not include any costs associated with financing of its operations nor charges for certain administrative and management functions provided centrally by SPX. Results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.


Postretirement Health Care and Life Insurance

Effective January 1, 1992, SPX implemented Statement of Financial Accounting Standards (SFAS) No. 106 -- "Employer's Accounting for Postretirement Benefits Other Than Pensions," using the immediate recognition transition option. The cumulative effect allocated to SPR of $3.2 million was based on estimated percentages of relative active and retired employees covered under the benefit plans. Further disclosure is provided in the Postretirement Health Care and Life Insurance Footnote to the December 31, 1992 and 1991 combined Financial Statements for SPR.

Item 7(b).  Pro Forma Financial Statements.
- ------------------------------------------


Pro Forma Combined Condensed Financial Statements (Unaudited)


                                                            Page

Pro Forma Combined Condensed Statement of Earnings
   (Unaudited) Nine Months Ended September 30, 1993          20

Pro Forma Combined Condensed Balance Sheet
   (Unaudited) at September 30, 1993                         21

Pro Forma Combined Condensed Statements of Earnings
   (Unaudited) Year Ended December 31, 1992                  22

Notes to Pro Forma Combined Condensed Financial Statements
  (Unaudited)                                                25

Basis of Presentation

The unaudited pro forma combined condensed statement of earnings for the nine months ended September 30, 1993 reflects the acquisition of Sealed Power Corporation and Sealed Power Corporation of Canada, Ltd. (SPR) by Federal-Mogul Corporation (Federal-Mogul) as if it had occurred at the beginning of the period presented. The unaudited pro forma combined condensed balance sheet at September 30, 1993 reflects the SPR acquisition as if it occurred on that date.

There are three pro forma combined condensed statements of earnings for the year ended December 31, 1992 presented herein. The first reflects the acquisition of both SPR and the automotive aftermarket business acquired from TRW (AAB) on October 20, 1992 as if they had occurred at the beginning of the period presented. Additionally, separate pro forma combined condensed statements of earnings for the year ended December 31, 1992 are presented; one with the pro forma earnings results of Federal-Mogul and SPR; and one with the pro forma earnings results of Federal-Mogul and AAB, in each case as if the acquisitions had occurred January 1, 1992.


Federal-Mogul Corporation, Sealed Power Corporation and Sealed Power
Corporation of Canada, Ltd.

Pro Forma Combined Condensed Statement of Earnings (Unaudited)

Nine Months Ended September 30, 1993
(Millions of Dollars, Except Per Share Amounts)


                                     Federal-                Pro Forma       Pro Forma
                                      Mogul       SPR       Adjustments       Combined
                                     --------   --------    -----------      ---------
  Net sales                          $  1,182   $    129     $   (7)A        $   1,304
  Cost of products sold                   950         85         (7)A            1,028
  Selling, distribution
    and administrative expenses           169         35        (17)B              187
                                    ---------   --------     ------          ---------

    Operating earnings                     63          9         17                 89

  Other income (expense):
   Interest expense                       (20)                   (5)C              (25)
   Interest income                          5                                        5
   International currency
     exchange losses                       (4)                                      (4)
   Amortization of intangible assets       (5)                   (2)D               (7)
   Other, net                               9         (1)                            8
                                    ---------   --------     ------          ---------

    Earnings Before Income Taxes           48          8         10                 66

  Income taxes                             15          3          4E                22
                                    ---------   --------     ------          ---------

    Net earnings                           33          5          6                 44

  Preferred stock dividends,
    net of tax benefits                     7          -          -                  7
                                    ---------   --------     ------          ---------

    Net Earnings Available
      for Common Shares             $      26   $      5     $    6          $      37
                                    =========   ========     ======          =========

Earnings Per Common Share:

    Primary                         $     .97                                $    1.39
                                    =========                                =========

    Fully diluted                   $     .93                                $    1.27
                                    =========                                =========

Average Number of Common
  Shares Outstanding (In Millions):

    Primary                              26.6                                     26.6
                                    =========                                =========

    Fully Diluted                        33.3                                     33.3
                                    =========                                =========



Federal-Mogul Corporation, Sealed Power Corporation and Sealed Power
Corporation of Canada, Ltd.

Pro Forma Combined Condensed Balance Sheet (Unaudited)

September 30, 1993
(Millions of Dollars)

                                     Federal-                Pro Forma       Pro Forma
                                      Mogul       SPR       Adjustments       Combined
                                     --------   --------    -----------      ---------
ASSETS
Current Assets
  Cash and equivalents              $     17    $            $    (3)F        $     14
  Accounts receivable                    170           2          23 G             195
  Inventories                            269          42          21 H             332
  Prepaid expenses and other              20           1                            21
                                    --------    --------     -------          --------
    Total Current Assets                 476          45          41               562
Property, plant and equipment            390          16          (5)I             401
Business investments and other assets    236           5          81 J
                                                                  (5)G             317
                                    --------    --------     -------          --------
TOTAL ASSETS                        $  1,102    $     66     $   112          $  1,280
                                    ========    ========     =======          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term debt                   $    34     $            $                $     34
  Accounts payable                       81           12          (8)G              85
  Accrued compensation                   35                                         35
  Other accrued liabilities              98           10          (8)G             126
                                                                  26 K
                                    --------    --------     -------          --------
    Total Current Liabilities            248          22          10               280
Long-term debt                           231           4         143 L             378

Deferred income taxes                     20                                        20
Postretirement benefits other
 than pensions                           150           5          (5)G             150
Pension and other liabilities             80                                        80
                                    --------    --------     -------          --------
    Total Liabilities                    729          31         148               908
                                    --------    --------     -------          --------
Shareholders' Equity                     373          35         (36)G             372
                                    --------    --------     -------          --------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY              $  1,102    $     66     $   112          $  1,280
                                    ========    ========     =======          ========



Federal-Mogul Corporation, The Automotive Aftermarket Business, Sealed Power
Corporation and Sealed Power Corporation of Canada, Ltd.

Pro Forma Combined Condensed Statement of Earnings (Unaudited)

Year Ended December 31, 1992
(Millions of Dollars, Except Per Share Amounts)

                                     Pro Forma
                                     Federal-
                                      Mogul
                                     and AAB                 Pro Forma       Pro Forma
                                     Combined     SPR       Adjustments       Combined
                                     --------   --------    -----------      ---------
  Net sales                          $ 1,520    $   163     $  (11)A,M       $ 1,672
  Cost of products sold                1,245        105        (11)A,M         1,340
                                                                 1   H
  Selling, distribution
   and administrative expenses           209         47        (22)  B           234
                                     -------    -------     ------           -------
    Operating earnings                    66         11         21                98
  Other income (expense):
   Interest expense                      (33)                   (6)C             (39)
   Interest income                         8                                       8
   International currency exchange
     losses                               (6)                                     (6)
   Amortization of intangible assets      (8)                   (3)D             (11)
   Special charges                       (14)                                    (14)
   Other, net                              8         (2)                           6
                                     -------    -------     ------           -------
    Earnings From Continuing Operations
     Before Income Taxes                  21          9         12                42
  Income taxes                             9          3          4E               16
                                     -------    -------     ------           -------
   Net Earnings From Continuing
     Operations                           12          6          8                26
  Preferred stock dividends, net of
    tax benefits                           9          -          -                 9
                                     -------    -------     ------           -------
   Net Earnings From Continuing
     Operations
     Available for Common Shares     $     3    $     6     $    8           $    17
                                     =======    =======     ======           =======
Earnings From Continuing Operations
  Per Common Share:
    Primary                          $   .12                                 $   .76
                                     =======                                 =======
    Fully Diluted                    $   .12                                 $   .76
                                     =======                                 =======

Average Number of Common Shares
  Outstanding (In Millions):
    Primary                             22.4                                    22.4
                                     =======                                 =======
   Fully Diluted                        29.2                                    29.2
                                     =======                                 =======

Note: The pro forma fully diluted earnings per share amounts are not reported separately as the effects are anti-dilutive.



Federal-Mogul Corporation, Sealed Power Corporation and Sealed Power
Corporation of Canada, Ltd.

Pro Forma Combined Condensed Statement of Earnings (Unaudited)
Year Ended December 31, 1992
(Millions of Dollars, Except Per Share Amounts)

                                     Federal-                Pro Forma       Pro Forma
                                      Mogul       SPR       Adjustments       Combined
                                     --------   --------    -----------      ---------
  Net sales                          $  1,264   $    163     $  (10)A         $  1,417
  Cost of products sold                 1,055        105        (10)A            1,151
                                                                  1 H
  Selling, distribution
    and administrative expenses           166         47         (22)B             191
                                     --------   --------     -------          --------
    Operating earnings                     43         11          21                75
  Other income (expense):
    Interest expense                     (27)                     (6)C             (33)
    Interest income                        8                                         8
    International currency exchange
      losses                              (6)                                       (6)
   Amortization of intangible assets      (3)                      (3)D             (6)
   Special charges                       (14)                                      (14)
   Other, net                              8          (2)                            6
                                    --------    --------      -------         --------
    Earnings From Continuing
      Operations
     Before Income Taxes                   9           9           12               30
  Income taxes                             5           3            4               12
                                    --------    --------      -------         --------
   Net Earnings From Continuing
     Operations                            4           6            8               18
  Preferred stock dividends,
    net of tax benefits                    4           -            -                4
                                    --------    --------      -------         --------
    Net Earnings From Continuing
      Operations
      Available for Common Shares   $      -    $      6      $     8         $     14
                                    ========    ========      =======         ========
Earnings From Continuing Operations
  Per Common Share:
    Primary                         $   (.01)                                 $    .63
                                    ========                                  ========
    Fully Diluted                   $   (.01)                                 $    .61
                                    ========                                  ========
Average Number of Common Shares
  Outstanding (In Millions):
    Primary                             22.4                                      22.4
                                    ========                                  ========
    Fully Diluted                       26.0                                      26.0
                                    ========                                  ========


Federal-Mogul Corporation and The Automotive Aftermarket Business

Pro Forma Combined Condensed Statement of Earnings (Unaudited)

Year Ended December 31, 1992
(Millions of Dollars, Except Per Share Amounts)
                                     Federal-                Pro Forma       Pro Forma
                                      Mogul       AAB       Adjustments       Combined
                                     --------   --------    -----------      ---------
  Net sales                         $  1,264    $    262      $   (6)N        $  1,520
  Cost of products sold                1,055         209          (6)N           1,245
                                                                   4 O
                                                                 (17)P
  Selling, distribution
   and administrative expenses           166          46          17 P             209
                                                                 (21)Q
                                                                   1 R
                                    --------    --------     -------          --------
    Operating earnings                    43           7          16                66
  Other income (expense):
   Interest expense                      (27)         (1)        (6)S              (33)
                                                                  1 T
   Interest income                         8                                         8
   International currency exchange
     losses                               (6)                                       (6)
   Amortization of intangible assets      (3)                    (5)U               (8)
   Special charges                       (14)                                      (14)
   Other, net                              8                                         8
                                    --------    --------     -------          --------
    Earnings From Continuing
      Operations
     Before Income Taxes                   9           6           6                21
  Income taxes                             5           2           2 V               9
                                    --------    --------     -------          --------
   Net Earnings (Loss) From
    Continuing Operations                  4           4           4                12
  Preferred stock dividends,
    net of tax benefits                    4           -           5 W               9
                                    --------    --------     -------          --------
    Net Earnings Loss From
      Continuing Operations
     Available for Common Shares    $      -    $      4     $    (1)         $      3
                                    ========    ========     =======          ========
Earnings From Continuing Operations
  Per Common Share:
    Primary                         $   (.01)                                 $    .12
                                    ========                                  ========
    Fully Diluted                   $   (.01)                                 $    .12
                                    ========                                  ========
Average Number of Common Shares
  Outstanding (In Millions):
    Primary                             22.4                                      22.4
                                    ========                                  ========
    Fully Diluted                       26.0                                      29.2
                                    ========                                  ========

Note: The pro forma fully diluted earnings per share amount is not reported separately as the effect is anti-dilutive.


Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)


Note A-Pro Forma Financial Statements

The pro forma information for the year ended December 31, 1992 is based on historical financial statements of Federal-Mogul and SPR after giving effect to the transactions and the adjustments described in Note B. The pro forma information as of September 30, 1993 and for the nine months then ended is based on unaudited financial statements of Federal-Mogul and SPR. The pro forma information for AAB for the year ended December 31, 1992 is based on unaudited financial statements of AAB. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Federal-Mogul, SPR and AAB consider necessary for a fair presentation of the financial position and results of operations for this period, except that the operating results of SPR as presented do not include any costs associated with financing of its operations nor charges for certain administrative and management functions provided centrally by SPX Corporation.

The pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions had occurred on the dates assumed and do not project Federal-Mogul's financial position or results of operations at any future date or period then ended. The pro forma financial statements should be read in conjunction with the financial statements and related notes of SPR contained elsewhere herein and the financial statements and related notes of AAB included in Federal-Mogul's Form 8 dated
January 4, 1993, filed as Amendment No. 1 to its Form 8-K dated
October 20, 1992.


Note B-Pro Forma Adjustments

The accompanying pro forma combined condensed financial statements include adjustments to increase (decrease) pro forma combined earnings before taxes or increase (decrease) pro forma combined shareholders' equity, as follows (in millions):

     A) Elimination of intercompany sales and purchases between Federal-Mogul and SPR.

     B) Estimated savings of $22 million per year and $17 million for the nine months ended September 30, 1993 from rationalization of combined Federal-Mogul and SPR business operations. The pro forma statements of earnings do not reflect a pre tax charge of approximately $1 million for nonrecurring rationalization costs related to Federal-Mogul facilities expected to be expensed by Federal-Mogul upon completion of the acquisition.

     C) Interest at 4 3/8% (1% over the current three-month London Interbank Offered Rate (LIBOR) of 3 3/8%) on the $143 million draw on the revolving credit agreement, made to finance the acquisition.

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

     D) Amortization of intangible assets acquired of $81 million over periods ranging from 4 to 40 years.

     E)  Estimated income tax effect of pro forma adjustments.

     F)  Net cash effect of the following pro forma adjustments
         (in millions):

             Proceeds of debt                       $ 143
             Payment of financing costs                (1)
             Payment of purchase price               (143)
             Payment of professional fees              (2)
                                                    -----
                                                    $  (3)
                                                    =====

     G) Elimination of excluded assets, liabilities and net investment from historical SPR combined statements. Accounts receivable reflects a net addition as Federal-Mogul purchased receivables that SPR had previously reflected as sold.

     H) Net effect of changing SPR's inventory costing method from last in, first out (LIFO) to fair value at date of acquisition.

     I) Fair value adjustment of $5 million to acquired property, plant and equipment, primarily relating to abandoned assets.

     J) Intangible assets acquired in connection with the acquisition of $81 million.

     K) Accrual of rationalization costs of $25 million of SPR related costs capitalized as part of the acquisition and $1 million of Federal-Mogul related rationalization costs expected to be expensed after the acquisition.

     L)  Proceeds from the draw on the revolving credit agreement.

     M)  Elimination of intercompany sales and purchases between AAB and SPR.

     N) Elimination of intercompany sales and purchases between Federal-Mogul and AAB.

     O) Effect of changing AAB's inventory costing method from last-in, first-out (LIFO) to fair value at date of acquisition.

     P) Reclassification of AAB costs and expenses to conform with Federal-Mogul classifications.

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

     Q) Estimated savings from rationalization of combined Federal-Mogul and AAB business operations.

     R) Additional depreciation to reflect the fair market value of acquired property, plant and equipment.

     S) Additional interest at 6.25% on $125 million of long-term debt obtained to partially finance the acquisition.

     T) Elimination of AAB interest expense on debt not assumed in the acquisition.

     U) Amortization of intangible assets acquired of $72 million over periods ranging from 6 to 40 years.

     V)  Estimated income tax effect of pro forma adjustments.

     W) Dividends at 7.75% on convertible exchangeable stock issued to partially finance the acquisition of AAB.


Note C-Other Matters

The pro forma statements of earnings do not reflect a pretax charge of approximately $1 million for nonrecurring rationalization costs related to Federal-Mogul facilities expected to be expensed by Federal-Mogul upon completion of the acquisition of SPR.

                             SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                   FEDERAL-MOGUL CORPORATION

                                   By: (James B. Carano)
                                      --------------------------------------
                                      JAMES B. CARANO
                                      Vice President and Controller


Dated as of February 11, 1994